UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue
Fort Dodge, Iowa 50501
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

North Central Bancshares, Inc. (“North Central”) held a special meeting of shareholders (the “Special Meeting”) on May 23, 2012 to: (i) vote on a proposal (the “Merger Proposal”) to approve the Agreement and Plan of Merger (the “Merger Agreement”), dated March 12, 2012, by and among North Central, Great Western Bancorporation, Inc. and 150, Inc. (“150”), under which 150 will merge with and into North Central (the “Merger”), and (ii) to vote on a non-binding proposal to approve the compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger (the “Golden Parachute Proposal”).

Both proposals were approved by North Central’s shareholders, per the results below.

Proposal 1: Merger Proposal.

Votes For	1,045,538
Votes Against	33,814
Abstain	6,862
Broker Non-Votes	--

Proposal 2: Golden Parachute Proposal.

Votes For	999,972
Votes Against	71,382
Abstain	14,861
Broker Non-Votes	--

Item 7.01.  Regulation FD Disclosure.

On May 23, 2012, North Central issued a press release (the “Press Release”) announcing the voting results of the Special Meeting.  The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: May 23, 2012	By:	/s/ David M. Bradley
David M. Bradley
Chairman, President and Chief Executive Officer